Exhibit 4(c)

WAL-MART STORES, INC.

Series Terms Certificate

Pursuant to Section 3.01 of the Indenture

Relating to 1.900% Notes Due 2022

Pursuant to Section 3.01 of the Indenture, dated as of July 19, 2005, as amended and supplemented (the “Indenture”), made between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), Steven R. Zielske, Senior Vice President, Finance & Capital Markets (the “Certifying Authorized Officer”), hereby certifies as follows, and Anthony D. George, Senior Associate General Counsel, Finance and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

A. This certificate is a Series Terms Certificate contemplated by Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of a Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated March 27, 2014 (the “Series Consent”), which Series is designated as the “1.900% Notes Due 2022” (the “2022 Series”) by the Certifying Authorized Officer pursuant to the grant of authority under the terms of the Series Consent.

B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the execution and delivery by the Trustee of the Indenture, to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default, or events which, with the passage of time, would become an Event of Default under the Indenture that have occurred and are continuing at the date of this certificate.

C. Pursuant to the Series Consent, the Company is authorized to issue initially up to €2,500,000,000 aggregate principal amount of promissory notes of the 2022 Series and the other promissory notes of the other series of notes established by the Series Consent. A copy of the Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2022 Series (the “2022 Notes”) shall be issued in registered book-entry form and shall be represented by a global security substantially in the form attached hereto as Annex B (the “Form of 2022 Note”). Acting pursuant to authority delegated to the Certifying Authorized Officer pursuant to the Series Consent, the Certifying Authorized Officer has approved and set the aggregate principal amount of the 2022 Notes initially to be issued (the “Initial 2022 Notes”) to be €850,000,000.

D. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2022 Series and the 2022 Notes are established and approved to be the following:

1.	Designation:

The Series established by the Series Consent is designated as the “1.900% Notes Due 2022”.

2.	Aggregate Principal Amount:

The 2022 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2022 Series that the Company may issue. The Company is issuing the Initial 2022 Notes in an aggregate original principal amount of €850,000,000.

3.	Maturity:

Final maturity of the 2022 Notes shall be April 8, 2022.

4.	Interest:

a.	Rate

The 2022 Notes shall bear interest at the rate of 1.900% per annum, which interest shall commence accruing from and including April 8, 2014. Additional Amounts (as defined in Section 5(a) of the Form of 2022 Note), if any, shall also be payable in relation to payments principal of and premium, if any, and interest on the 2022 Notes.

b.	Payment Dates

Interest shall be payable on the 2022 Notes annually in arrears on April 8 of each year, commencing on April 8, 2015, to the person or persons in whose name or names the 2022 Notes are registered at the close of business on the immediately preceding March 25. Interest on the 2022 Notes shall be computed on an Actual/Actual (ICMA) day count basis (as defined in the Form of 2022 Note).

5.	Currency of Payment:

The principal, any Redemption Price (as defined in Section 4(a) of the Form of 2022 Note), any Tax Redemption Price (as defined in Section

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5(b) of the 2022 Note), interest and any Additional Amounts payable with respect to the 2022 Notes shall be payable in euro (the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended) except as provided in Section 6 of the Form of the 2022 Note.

6.	Payment Places:

All payments of principal of, any Redemption Price, any Tax Redemption Price and any Additional Amounts with respect to, and interest on, the 2022 Notes shall be made as set forth in Section 7 of the Form of 2022 Note.

7.	Optional Redemption Features:

The Company may redeem the 2022 Notes, at its option and any time, as set forth in Section 4 of the Form of 2022 Note.

The Company may redeem the 2022 Notes upon the occurrence of certain tax events as set forth in Section 5(b) of the Form of 2022 Note.

There shall be no sinking fund with respect to the 2022 Notes.

8.	Special Redemption Features, etc.:

None.

9.	Denominations:

€100,000 and integral multiples of €1,000 in excess thereof for the 2022 Notes.

10.	Principal Repayment:

100% of the principal amount of the 2022 Notes.

11.	Registrar, Paying Agent, Transfer Agent, Authenticating Agent and Common Depositary:

The Bank of New York Mellon Trust Company, N.A. shall be the registrar, Authenticating Agent, U.S. paying agent and U.S. transfer agent for the 2022 Notes. The Bank of New York Mellon shall be the London paying agent, the London transfer agent and the Common Depositary for the 2022 Notes.

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12.	Payment of Additional Amounts:

The Company shall pay Additional Amounts as set forth under Section 4(a) of the Form of 2022 Note.

13.	Book-Entry Procedures:

The 2022 Notes shall initially be issued in the form of a single global note registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee for The Bank of New York Mellon, as common depositary for Clearstream Banking, société anonyme and Euroclear Bank SA/NV, and shall be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 13 and 14 of the Form of 2022 Note.

14.	Other Terms:

Sections 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 of the Form of 2022 Note shall also apply to the 2022 Notes.

The 2022 Notes shall not have any terms or conditions of the type contemplated by clause (ii), (iii), (vi), (vii), (xii), (xiii), (xvi), (xvii), (xix) or (xx) of Section 3.01 of the Indenture.

E. The 2022 Notes shall be issued pursuant to and governed by the Indenture. To the extent that the Indenture’s terms apply to the 2022 Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the 2022 Notes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of April 1, 2014.

/s/ Steve R. Zielske
Steven R. Zielske
Senior Vice President, Finance & Capital Markets

ATTEST:

/s/ Anthony D. George
Anthony D. George
Senior Associate General Counsel, Finance and Assistant Secretary

ANNEX A

SERIES CONSENT

UNANIMOUS WRITTEN CONSENT TO ACTION

IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF

THE BOARD OF DIRECTORS

OF WAL-MART STORES, INC.

March 27, 2014

The undersigned, being all of the members of the Executive Committee of the Board (the “Board”) of Directors of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or, as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company, by an electronic transmission noting approval hereof (this “Written Consent”):

WHEREAS, by means of its Registration Statement on Form S-3ASR (Registration No. 333-178706) (the “Registration Statement”), the Company has registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules promulgated thereunder, the offer and sale in one or more offerings of an indeterminate amount of the Company’s debt securities, which debt securities are to be issued pursuant to the terms of the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (the “Indenture”); and

WHEREAS, the Company desires to issue and sell in an underwritten public offering (the “Offering”) pursuant to the Registration Statement senior, unsecured debt securities of the Company having an aggregate principal amount of €2,500,000,000 or such lesser aggregate principal amount as shall be approved by an Authorized Officer (as defined below);

NOW THEREFORE BE IT RESOLVED, that two series of senior, unsecured promissory notes of the Company, the first of which series of promissory notes shall mature on or about the seventh anniversary of the date of the initial issuance of promissory notes of that series and the second of which series of promissory notes shall mature on or about the twelfth anniversary of the date of the initial issuance of promissory notes of that series, or, in the case of each such series of promissory notes, shall mature on such earlier or later date as shall be approved by an Authorized Officer (as defined below) (which, if a later date, shall not be more than 30 days following such anniversary of the initial date of issuance of promissory notes of such series) and each of which series of promissory notes shall otherwise have the terms established as provided in these resolutions or as shall be established in accordance with these resolutions (the “April 2014 Euro Notes”), shall be, and they hereby are, created, established and authorized for issuance and sale pursuant to the terms of the Indenture; and be it

FURTHER RESOLVED, that each series of the April 2014 Euro Notes shall have such terms, including the rate at which interest will accrue on, and the exact maturity date of, the Promissory Notes (as defined below) of that series of the April 2014 Euro Notes, and shall be in such form as shall be established and approved by one or more of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice Chairman, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Controller and the Treasurer of the Company (each an “Authorized Officer”) in accordance with the provisions of Section 3.01 of the Indenture pursuant to the authority granted by these resolutions, which approval will be conclusively evidenced by that Authorized Officer’s or those Authorized Officers’ execution of a Series Terms Certificate (as defined in the Indenture) with respect to that series of the April 2014 Euro Notes; and be it

FURTHER RESOLVED, that the Authorized Officers shall be, and each of them hereby is, authorized, in the name and on behalf of the Company, to establish and to approve the terms and conditions of each series of the April 2014 Euro Notes, to set the aggregate principal amount of the promissory notes of each series of the April 2014 Euro Notes to be offered, issued and sold in the Offering, to determine that no promissory notes of one or more of the series of the April 2014 Euro Notes will be offered, issued or sold in the Offering, and to approve the form, terms and conditions of the instruments representing the promissory notes of each series of the April 2014 Euro Notes to be issued and sold, including the global notes representing such promissory notes (collectively, the “Promissory Notes”); and be it

FURTHER RESOLVED, that the Authorized Officers shall be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute the Promissory Notes for each series of the April 2014 Euro Notes having an aggregate principal amount to be determined to be offered for sale and sold in the Offering by one or more Authorized Officers pursuant to the authority delegated hereby, as such execution is provided for in the Indenture, and to deliver the Promissory Notes to the Indenture Trustee for authentication and delivery in accordance with the terms of the Indenture; provided that the aggregate principal amount of the April 2014 Euro Notes issued pursuant to the authority granted by these resolutions shall not exceed €2,500,000,000; and be it

FURTHER RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver the Promissory Notes relating to each series of the April 2014 Euro Notes to or upon the written order of the Company in an aggregate principal amount for Promissory Notes of such series of April 2014 Euro Notes determined by the Authorized Officers, as provided in the Indenture and as offered and sold in the Offering; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to perform its obligations under the Promissory Notes issued and sold by the Company in the Offering and its obligations under the Indenture, as those obligations relate to the Promissory Notes of each series of the April 2014 Euro Notes issued and sold in the Offering; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to enter into, execute and deliver, and perform its obligations under, and each Authorized Officer is authorized to execute and deliver, for and on behalf of the Company, a Pricing Agreement and an

Underwriting Agreement (collectively, the “Underwriting Agreement”) between the Company and Barclays Bank PLC, BNP Paribas, HSBC Bank plc, and any other underwriters named therein (collectively, the “Underwriters”), providing for the sale by the Company and the purchase by the Underwriters of Promissory Notes of one or more of the series of the April 2014 Euro Notes having an aggregate principal amount not to exceed €2,500,000,000, which aggregate principal amount of all of the Promissory Notes of the April 2014 Euro Notes to be issued and sold and the aggregate principal amount of all of the Promissory Notes of each series of the April 2014 Euro Notes to be issued and sold shall be determined by one or more Authorized Officers, such determination to be conclusively evidenced by the execution and delivery, for and on behalf of the Company, by an Authorized Officer of the Underwriting Agreement and any other agreements necessary to effectuate the intent of these resolutions, with the Underwriting Agreement and any other such agreements to be in the form and to contain the terms, including the price to be paid to the Company by the Underwriters for the Promissory Notes of each series of the April 2014 Euro Notes being purchased pursuant to the Underwriting Agreement, and conditions as the Authorized Officer executing the same approves, such approval to be conclusively evidenced by that Authorized Officer’s execution and delivery of the Underwriting Agreement or such other agreement; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to sell the Promissory Notes of each series of the April 2014 Euro Notes to the Underwriters pursuant to the Underwriting Agreement in the aggregate principal amount, at the price or prices set forth in, and pursuant to the other terms and subject to the conditions of, the Underwriting Agreement; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global notes to represent the Promissory Notes of each series of the April 2014 Euro Notes authorized and to be issued and sold in accordance with these resolutions and not otherwise issue the Promissory Notes of any series of the April 2014 Euro Notes in definitive form, which global notes shall be in such form as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by that Authorized Officer’s execution and delivery of such global notes, and to permit each global note representing the Promissory Notes of each series of the April 2014 Euro Notes to be registered in the name of a nominee of The Depository Trust Company (“DTC”), a nominee of a common depository of, or a nominee of, Clearstream Bank, société anonyme (“Clearstream”) and Euroclear Bank, SA/NV (“Euroclear”), or such other person as an Authorized Officer shall approve, such approval to be conclusively evidenced by an Authorized Officer’s execution and delivery of the global notes, for and on behalf of the Company, and beneficial interests in the global notes representing the Promissory Notes to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by one of more of DTC, Clearstream, and Euroclear and their respective participants and, in the case of Clearstream, its customers; and be it

FURTHER RESOLVED, that the signatures of the Authorized Officers executing any Promissory Note may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the Promissory Notes are authenticated and delivered and disposed of, the person whose facsimile signature appears on any Promissory Note shall have ceased to be an Authorized Officer; and be it

FURTHER RESOLVED, that the Company shall be, and hereby is, authorized to apply to list, and to list, for trading on the New York Stock Exchange, Inc., the Promissory Notes of each series of April 2014 Euro Notes to be sold pursuant to the Underwriting Agreement and issued as required in connection with such sale in accordance with the Underwriting Agreement and to continue such listings of such April 2014 Euro Notes of each series on the New York Stock Exchange, Inc. until the maturity of such Promissory Notes, until such Promissory Notes have been redeemed or for such shorter period as an Authorized Officer shall determine, and in connection with such listings, the Company shall be, and hereby is, authorized to enter into, execute and deliver a listing agreement with the New York Stock Exchange, Inc. with respect to the listing of the Promissory Notes of each series of the April 2014 Euro Notes (a “Listing Agreement”), which Listing Agreement shall be in such form and contain such terms and conditions as an Authorized Officer shall determine to be appropriate, such determination to be conclusively evidenced by an Authorized Officer’s execution and delivery of such Listing Agreement for and on behalf of the Company, and each Authorized Officer hereby is authorized to execute and deliver, for and on behalf of the Company, each such Listing Agreement; and be it

FURTHER RESOLVED, that the Company shall be, and hereby is, authorized to register each series of the April 2014 Euro Notes in accordance with Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and, in connection with such registration, to execute and file with the Commission, and each Authorized Officer is authorized to execute on behalf of the Company, a Form 8-A in form and substance approved by an Authorized Officer, such approval to be conclusively evidenced by an Authorized Officer’s execution of such Form 8-A; and be it

FURTHER RESOLVED, that the Company shall be , and it hereby is, authorized to enter into execute and deliver, and perform its obligations under, and each Authorized Officer is authorized to execute and deliver, for and on behalf of the Company, a paying agency and transfer agency agreement (the “Paying Agency Agreement”) with The Bank of New York Mellon, N.A. or an affiliate thereof, including, without limitation, the Bank of New York Mellon (London Branch), which agreement shall be in such form and contain such terms and conditions as an Authorized Officer shall determine to be appropriate, such determination to be conclusively evidenced by the execution and delivery of such agreement by an Authorized Officer for and on behalf of the Company; and be it

FURTHER RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all agreements, documents and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and fully to establish each series of the April 2014 Euro Notes and to perform the provisions of the Underwriting Agreement, the Paying Agency Agreement, the Indenture, the Promissory Notes, and each Listing Agreement, and to incur and pay on behalf of the Company all such expenses, obligations and fees in connection therewith as they may deem proper, including, the listing application fees and annual listing fees payable with respect to the application to list, and the continuation of the listings of, the April 2014 Euro Notes of each series on the New York Stock Exchange, Inc.

IN WITNESS WHEREOF, the members of the Executive Committee have executed this Written Consent (whether manually or electronically as referenced above) effective as of March 27, 2014.

* Michael T. Duke	* S. Robson Walton

* C. Douglas McMillon * Jim C. Walton	* Christopher J. Williams

*Note:	Each of Mr. Duke, Mr. McMillon, Messrs. Walton and Mr. Williams consented to the adoption of the resolutions set forth above by means of an electronic transmission as contemplated by Section 141(f) of the General Corporation Law of Delaware and the Amended and Restated Bylaws of Wal-Mart Stores, Inc.

ANNEX B

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF                                 , AS NOMINEE OF THE COMMON DEPOSITARY, THE BANK OF NEW YORK MELLON (THE “COMMON DEPOSITARY”), FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR”). UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

WAL-MART STORES, INC.

1.900% NOTES DUE 2022

Number 1 €	CUSIP: 931142 DL4 ISIN No.: XS1054528457 Common Code: 105452845

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to                     or registered assigns, the principal sum of                              EUROS (€                ) on April 8, 2022 in such coin or currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on an Actual/Actual (ICMA) day count basis, annually in arrears on April 8 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on April 8, 2015, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from April 8, 2014 or from the most recent April 8 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “Holder”) at the close of business on the preceding March 25 (a “Record Date”). The term “Business Day” means any day, other than a Saturday or a Sunday, (1) which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or London and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open. “Actual/Actual (ICMA) day count basis” means that interest on this Note will be calculated on the basis of the actual number of days in the period from and including the last Interest Payment Date (or, with respect to the interest payable on the first Interest Payment Date, the issue date of this Note) to, but excluding, the next date on which interest is paid or duly provided for.

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, each by manual or facsimile signature and under its corporate seal.

WAL-MART STORES, INC.

By:
		Name:	Steven R. Zielske
		Title:	Senior Vice President, Finance & Capital Markets

[SEAL]	Attest:
		Name:	Anthony D. George
		Title:	Senior Associate General Counsel, Finance and Assistant Secretary

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

WAL-MART STORES, INC.

1.900% NOTES DUE 2022

1. Indenture; Notes. This Note is one of a duly authorized Series of Securities of the Company designated as the “1.900% Notes Due 2022” (the “Notes”), initially issued in an aggregate principal amount of €                 on April 8, 2014. Such Series of Securities has been established pursuant to, and is one of an indefinite number of Series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, by and between the Company, as Issuer, and the Trustee (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, create and issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single Series with the Notes; provided, however, that no additional Securities of any existing or new Series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior unsecured debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior unsecured debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest on overdue principal and overdue installments of interest, if any, from time to time, calculated on an Actual/Actual (ICMA) day count basis (giving effect to the actual payment date for such overdue principal and overdue installments of interest, on demand at the interest rate borne by the Notes to the extent lawful.

4. Optional Redemption.

(a) The Company may redeem the Notes, in whole or in part, at the Company’s election, from time to time, on any date fixed by the Company (the “Redemption Date”). If any of the Notes are redeemed before January 8, 2022, the Notes to be redeemed pursuant to this Section 4 shall be redeemed at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes then outstanding to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on an annual basis (Actual/Actual (ICMA)) at the applicable Comparable Government Bond Rate plus 12.5 basis points (0.125%), plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date. If any of the Notes are redeemed on or after January 8, 2022, such Notes may be redeemed at a Redemption Price equal to 100% of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date. Interest installments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Notes of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.

For purposes of this Section 4(a), the following terms are applicable:

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Calculation Agent, a German government bond whose maturity is closest to the maturity of the Notes, or if the Calculation Agent in its discretion determines that such similar bond is not in issue, such other German government bond as the Calculation Agent may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the Gross Redemption Yield on the Notes, if they were to be purchased at such price on the third business day prior to the Redemption Date, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Calculation Agent.

“Calculation Agent” means an independent investment bank selected by the Company.

“Gross Redemption Yield” means, with respect to a security, the gross redemption yield on such security as calculated by the Calculation Agent in accordance with generally accepted market practice at such time.

(b) The Company shall give notice of any redemption between 30 and 60 days preceding the Redemption Date to each Holder of the Notes to be redeemed, pursuant to Section 17 hereof.

(c) In the event the Company redeems any amount of the Notes that is less than the total principal amount of the Notes then outstanding, selection of the Notes for redemption shall be made by the Trustee on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate, provided, however, that no Note of €100,000 in original principal amount or less shall be redeemed in part. If this Note is to be redeemed in part only, the notice of redemption relating to this Note will state the portion of the principal amount hereof to be redeemed.

(d) If the Company elects to redeem the Notes, in whole or in part, pursuant to this Section 4, then it shall give notice to the Holders pursuant to Section 17 hereof.

The notice of redemption shall specify the following:

(i) the Redemption Date;

(ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 4;

(iii) the aggregate principal amount of the Notes to be redeemed, and if such amount is less than the aggregate principal amount of the Notes then outstanding, the manner of selection of the Notes to be redeemed;

(iv) that on the Redemption Date, the Redemption Price, plus accrued but unpaid interest on the Notes to be redeemed, if any, will become due and payable;

(v) the amount of the Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes to be redeemed on the Redemption Date;

(vi) the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price and other amounts due as set forth in clause (v) above;

(vii) that payment of the amounts due as set forth in clause (v) above will be made upon presentation and surrender of the Notes to be redeemed;

(viii) that, following the redemption of any or all of the Notes pursuant to this Section 4, interest shall cease to accrue on such redeemed Notes; and

(ix) the CUSIP, ISIN and Common Code numbers of the Notes.

The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before the opening of business on any Redemption Date, the Company shall deposit with the Trustee or with the U.S. Paying Agent (as defined herein) or the London Paying Agent (as defined herein) or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture, an amount of money sufficient to pay the Redemption Price of, and except if the Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Redemption Date.

The notice of redemption having been given as specified above, the Notes to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date, unless the Company shall default in the payment of the Redemption Price and accrued but unpaid interest, if any, on such Notes upon the surrender for redemption of the Notes to be redeemed, such Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest, if any, to, but excluding, the Redemption Date.

If any of the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Redemption Price for the Notes to be redeemed shall, until paid, bear interest from the Redemption Date at the interest rate borne by this Note.

In the event of the redemption of the Notes in part only, this Note shall be cancelled and the Company shall issue a Global Note to represent the Notes outstanding following the Redemption Date.

5. Payment of Additional Amounts; Redemption Upon a Tax Event.

(a) Payment of Additional Amounts. The Company shall pay to any Holder (which term, for purposes of this Section 4, includes each beneficial owner) of this Note who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of principal of and premium, if any, and interest on this Note to such Holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in this Note to be then due and payable (such amounts, the “Additional Amounts”); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection (other than a connection arising solely from the ownership of the Notes or the receipt of payments in respect of the Notes) between such Holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation, and the United States, including such Holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or (B) the presentation of such Notes for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge imposed by reason of such Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company with respect to the

United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on such Holder’s Notes;

(v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on this Note if such payment can be made without withholding by any other paying agent;

(vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure of the Holder to comply with our request to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge, including, without limitation, any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(vii) any tax, assessment or other governmental charge imposed on interest received by (B) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code;

(viii) any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to that European Union Directive relating to the taxation of savings adopted on June 3, 2003 by the European Union’s Economic and Financial Affairs Council, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(ix) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) in this Section 5(a).

In addition, the Company shall not pay any Additional Amounts to any Holder who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

As used in the preceding paragraph, “Non-U.S. Person” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust or a foreign partnership, one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

All references to payment of principal of and premium, if any, and interest on the Notes include Additional Amounts, if any, in respect thereof.

(b) Redemption Upon a Tax Event. The Notes may be redeemed at the option of the Company in whole, but not in part, on a date (such date, the “Tax Redemption Date”) to be fixed by the Company on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes (the “Tax Redemption Price”), plus accrued but unpaid interest, if any, and any Additional Amounts thereon, if the Company determines that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action, other than an action predicated on laws generally known on or before April 1, 2014 except for proposals before the U.S. Congress before such date, taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay Additional Amounts or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

Prior to the issuance of any notice of redemption pursuant to Section 17 hereof, the Company shall deliver to the Trustee (1) an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

If the Company elects to redeem the Notes pursuant to this Section 5(b), then it shall give notice to the Holders pursuant to Section 17 hereof.

The notice of redemption, shall specify the following:

(i) the Tax Redemption Date;

(ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 5(b) and a brief statement of the facts permitting such redemption;

(iii) that on the Tax Redemption Date, the Tax Redemption Price, plus accrued but unpaid interest on the Notes, if any, will become due and payable;

(iv) the amount of the Tax Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes on the Tax Redemption Date;

(v) the place or places where the Notes are to be surrendered for payment of the Tax Redemption Price and other amounts due as set forth in clause (iv) above;

(vi) that payment of the amounts due as set forth in clause (iv) above will be made upon presentation and surrender of the Notes;

(vii) that, following the redemption of any or all of the Notes pursuant to this Section 5(b), interest shall cease to accrue on such redeemed Notes; and

(viii) the CUSIP, ISIN and Common Code numbers of the Notes.

The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

On or before the opening of business on any Tax Redemption Date, the Company shall deposit with the Trustee, the U.S. Paying Agent or the London Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture) an amount of money sufficient to pay the Tax Redemption Price of, and except if the Tax Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Tax Redemption Date.

The notice of redemption having been given as specified above, the Notes shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price, and from and after such date, unless the Company shall default in the payment of the Tax Redemption Price and accrued but unpaid interest, if any, upon the surrender for redemption of the Notes, the Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at the Tax Redemption Price, together with accrued but unpaid interest, if any, to, but excluding, the Tax Redemption Date.

If the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Tax Redemption Price shall, until paid, bear interest from the Tax Redemption Date at the interest rate borne by this Note.

6. Payments to be Made in United States Dollars If Euro Unavailable. If the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in United States dollars until the euro is again available to the Company or so used. The amount payable on any date in euro will be converted into United States dollars at the rate mandated by the Board of Governors of the United States Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion on such date, on the basis of the most recent United States dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the Notes so made in United States dollars will not constitute an event of default under the Notes or the indenture governing the Notes. None of the Trustee, the U.S. Paying Agent (as such term is defined in Section 16 below) and the London Paying Agent (as such term is defined in Section 16 below) shall have any responsibility for any calculation or conversion in connection with the foregoing.

7. Place and Method of Payment. The Company shall pay principal (and the Redemption Price or the Tax Redemption Price, if any) of and interest on the Notes at the office or agency of the U.S. Paying Agent in the Borough of Manhattan, The City of New York and of the London Paying Agent in London; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

8. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

9. No Sinking Fund. The Notes are not subject to a sinking fund.

10. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other Series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other Series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

11. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this Series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this Series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this Series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

12. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

13. Form and Denominations; Global Note; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes are being issued in the form of one or more global notes (the “Global Note”), evidencing all or any portion of the Notes and registered initially in the name of                                     , as nominee of the Common Depositary (including its respective successors) under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Common Depositary is at any time unwilling or unable to continue as the Common Depositary, or Clearstream Banking, société anonyme or Euroclear Bank SA/NV ceases to be a clearing agency registered under applicable law, and a successor Common Depositary is not appointed by the Company or a successor clearing agency satisfactory to the Company is not established within 90 days after the Company receives notice thereof; (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Common Depositary shall instruct the Trustee.

14. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at the offices of the U.S. Transfer Agent or the London Transfer Agent (each as defined in Section 16 hereof), or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith subject to Section 5 hereof, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 14, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

15. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

16. Appointment of Agents. The Bank of New York Mellon Trust Company, N. A. is hereby appointed the registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note (the “Registrar”), paying agent pursuant to Section 3.04 of the Indenture (the “U.S. Paying Agent”) and transfer agent (the “U.S. Transfer

Agent”) with respect to the Notes in the United States at its offices in the Borough of Manhattan, The City of New York.

The Bank of New York Mellon is hereby appointed paying agent pursuant to Section 3.04 of the Indenture (the “London Paying Agent”) and transfer agent (the “London Transfer Agent”) with respect to the Notes in the United Kingdom at its offices in London.

17. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

18. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

19. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

*    *    *    *    *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT ENT -	as joint tenants with right of survivorship and not as tenants in common

                     UNIF GIFT MIN ACT-              Custodian              under the Uniform Gifts to Minors Act

                                                               (Cust)                   (Minor)                                                                (State)

Additional abbreviations may also be used although not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made.

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Depositary